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                                                                      Exhibit 23

[LETTERHEAD OF ARTHUR ANDERSEN LLP]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 19, 1999 included in this Form 10-K, into High Point Financial Corp.'s previously filed Registration Statement No. 2-97635 on Form S-3, Registration Statement No. 33-12243 on Form S-2, Registration Statement No. 33-18227 on Form S-8, Registration Statement No. 33-18226 on Form S-3, Registration Statement No. 33-22288 on Form S-3, Registration Statement No. 33-37621 on Form S-8, Registration Statement No. 33-76296 on Form S-2 and Registration Statement No. 333-06811 on Form S-8.

                             /s/   Arthur Andersen LLP

                                   Arthur Andersen LLP


Roseland, NJ
March 29, 1999


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